Calculation of Filing Fee Tables
S-8
Adicet Bio, Inc.

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Second Amended and Restated 2018 Stock Option and Incentive Plan Common stock, par value $0.0001 per share	Other	536,980 shares	$ 7.41	$ 3,979,021.80	0.0001381	$ 549.51
2	Equity	Amended and Restated 2018 Employee Stock Purchase Plan Common stock, par value $0.0001 per share	Other	78,910 shares	$ 6.30	$ 497,133.00	0.0001381	$ 68.66
Total Offering Amounts:						$ 4,476,154.80		$ 618.17
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 618.17

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Offering Note

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Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, $0.0001 par value per share (“Common Stock”) which become issuable under the Registrant’s Second Amended and Restated 2018 Stock Option and Incentive Plan (the “2018 Plan”) and the Registrant’s Amended and Restated 2018 Employee Stock Purchase Plan (the “2018 ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on the average of the high and low prices reported for the Common Stock on the Nasdaq Capital Market on March 9, 2026.

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2018 Plan, effective as of January 1, 2026, pursuant to an “evergreen” provision contained in the 2018 Plan. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the 2018 Plan on January 1 of each year. Shares available for issuance under the 2018 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on October 2, 2020 (File No. 333-249275), November 12, 2020 (File No. 333-250033), March 12, 2021 (File No. 333-254192), August 12, 2021 (File No. 333-258763), March 16, 2022 (File No. 333-263588), March 15, 2023 (File No. 333-270560), August 9, 2023 (File No. 333-273834), August 9, 2023 (File No. 333-249275), March 19, 2024 (File No. 333-249275), March 19, 2024 (File No. 333-278063) and March 6, 2025 (File No. 333-285610).

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Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of Common Stock which become issuable under the 2018 Plan and the 2018 ESPP by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

The price of $6.30 per share, which is 85% of the average of the high and low sale prices of the Common Stock of the Registrant as reported on the Nasdaq Capital Market on March 9, 2026, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933 and has been used as these shares are without a fixed price. Pursuant to the 2018 ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the fair market value of a share of Common Stock on the first trading day of the offering period or on the exercise date, whichever is less.

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2018 ESPP, effective as of January 1, 2026 pursuant to an “evergreen” provision contained in the 2018 ESPP. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the 2018 ESPP on January 1 of each year. Shares available for issuance under the 2018 ESPP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on October 2, 2020 (File No. 333-249275), November 12, 2020 (File No. 333-250033), March 12, 2021 (File No. 333-254192), August 12, 2021 (File No. 333-258763), March 16, 2022 (File No. 333-263588), March 15, 2023 (File No. 333-270560), August 9, 2023 (File No. 333-273834), August 9, 2023 (File No. 333-249275), March 19, 2024 (File No. 333-249275), March 19, 2024 (File No. 333-278063) and March 6, 2025 (File No. 333-285610).

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Table 2: Fee Offset Claims and Sources	☑Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

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